                                                                   EXHIBIT 10.27

                                 VENCOR, INC.

                            SUPPLEMENTAL EXECUTIVE
                                RETIREMENT PLAN


                          Effective January 1, 1998,
                         as amended February 20, 1998

                               TABLE OF CONTENTS


                                                                            PAGE
Section 1 - Statement of Purpose.........................................    1

Section 2 - Definitions..................................................    1

        2.1    Acquisition...............................................    1
        2.2    Agreement.................................................    1
        2.3    Beneficiary...............................................    1
        2.4    Bonus.....................................................    1
        2.5    Committee.................................................    2
        2.6    Change in Control Event...................................    2
        2.7    Compensation..............................................    3
        2.8    Date of Employment........................................    3
        2.9    Disability................................................    3
        2.10   Early Retirement..........................................    4
        2.11   Employee..................................................    4
        2.12   Employment or Service.....................................    4
        2.13   Maximum Normal Retirement Benefit.........................    4
        2.14   Normal Retirement.........................................    4
        2.15   Participant...............................................    4
        2.16   Salary....................................................    4
        2.17   Surviving Spouse..........................................    4
        2.18   Termination of Employment.................................    4
        2.19   Vesting Percentage........................................    4
        2.20   Year......................................................    4
        2.21   Years of Service..........................................    5

Section 3 - Retirement Benefits..........................................    5

        3.1    Normal Retirement Benefit.................................    5
        3.2    Early Retirement Benefit..................................    6
        3.3    Termination of Employment.................................    6
        3.4    Disability................................................    7
        3.5    Percent Value.............................................    7
        3.6    Change in Control.........................................    7

Section 4 - Payment......................................................    8

        4.1    Commencement of Payments..................................    8
        4.2    Withholding: Unemployment Taxes............................   8

                               TABLE OF CONTENTS
                                   (CONT'D)

                                                                           PAGE
Section 5 - Conditions Related to Benefits................................   8


        5.1    Administration of Plan.....................................   8
        5.2    No Right to Assets.........................................   8
        5.3    No Employment Rights.......................................   8
        5.4    Right to Terminate or Amend................................   8
        5.5    Condition Precedent........................................   9
        5.6    Reimbursement of Expenses and Settlement of Disputes.......   9

Section 6 - Miscellaneous.................................................   9

        6.1    Nonassignability...........................................   9
        6.2    Gender and Number..........................................   9
        6.3    Notice.....................................................   9
        6.4    Validity...................................................   9
        6.5    Applicable Law.............................................  10
        6.6    Successors in Interest.....................................  10

________________________________________________________________________________
                                 VENCOR, INC.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

            EFFECTIVE JANUARY 1, 1998, AS AMENDED FEBRUARY 20, 1998


SECTION 1 - STATEMENT OF PURPOSE

     The Supplemental Executive Retirement Plan (the "Plan") was adopted by Vencor, Inc. (together with its subsidiaries and its affiliates, the "Company") to provide compensation to its senior executives which is competitive in the marketplace in order to attract, motivate and retain talented executives.

SECTION 2 - DEFINITIONS

          2.1  Acquisition. "Acquisition" refers to a company of which
               -----------
substantially all of its assets or a majority of its capital stock are acquired by, or which is merged with or into the Company.

          2.2  Agreement. "Agreement" means the written agreement between the
               ---------
Company and a Participant which serves as notice of selection to participate in the Plan.

          2.3  Beneficiary. "Beneficiary" means the person or persons so
               -----------
designated on the Participant's beneficiary designation form attached to the Participant's Plan Agreement. A Participant may name a new Beneficiary at any time by filing a new beneficiary designation form with the Committee. If a Participant has not completed said form, benefits otherwise payable to a Beneficiary shall be paid first to a Surviving Spouse; if there is no Surviving Spouse, then per stirpes to the Participant's children. If there is no Surviving Spouse or children, such benefits shall be paid to the estate of the Participant.

          2.4  Bonus. "Bonus" means the greater of (i) the target annual
               -----
incentive cash bonus in respect of the year in which occurs the Participant's death or Termination of Employment, as applicable, or, if earlier, a Change in Control, and (ii) the average annual incentive cash bonus earned by the Participant and awarded by the Company with respect to the three performance years in immediately preceding the year in which occurs the Participant's death or Termination of Employment, as applicable, or, if earlier, a Change in Control; provided, that if a Participant has less than three full Years of
         --------
Service with the Company, clause (ii) shall equal the product of (x) 12 and (y) the quotient obtained by dividing (a) the aggregate annual incentive cash bonuses earned by the Participant and awarded by the Company with respect to the Participant's period of employment with the Company, by (b) the number of full months of the Participant's employment with the Company during such period.

          2.5   Committee. "Committee" means the Executive Compensation
                ----------
Committee of the Board of Directors of the Company.

          2.6  Change in Control. A "Change in Control" shall be deemed to
               -----------------
occur if any of the following events has occurred:

               (a) An acquisition (other than directly from the Company) of any voting securities of the Company ("Voting Securities") by any Person immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) ("Beneficial Ownership and/or Beneficially Owned") of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A Non-Control Acquisition shall mean an acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

               (b) The individuals who, as of December 31, 1996, are members of the Board ("Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in Rule 14a-11 promulgated under the Exchange Act) ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board ("Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (c)  Approval by stockholders of the Company of:

                    (1) A merger, consolidation or reorganization involving the Company, unless such is a Non-Control Transaction. For purposes of the Plan, the term "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company in which:

                         (A)  the stockholders of the Company, immediately
before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the voting securities of the corporation resulting from such merger or consolidation or reorganization ("Surviving Corporation") over which any Person has Beneficial Ownership in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                    (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

                    (C) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

               (2)  A complete liquidation or dissolution of the Company; or

               (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

          (d) Any other event that the Committee shall determine constitutes an effective Change in Control of the Company.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person ("Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     2.7  Compensation. "Compensation" means the sum of a Participant's Salary
          ------------
and Bonus.

     2.8  Date of Employment. "Date of Employment" means the date on which a
          ------------------
person became an Employee of the Company. If a Participant was employed by an entity that was acquired by the Company through an Acquisition, "Date of Employment" means the date on which the Participant began to perform services for the acquired entity.

     2.9  Disability. "Disability" means any cessation of Services during the
          ----------
life of a Participant and prior to Normal Retirement or Early Retirement by reason of a Participant's total and permanent disability, as determined by the Committee. A Participant, who makes application for and qualifies for disability benefits under the Company's Group

Long-Term Disability Plan shall qualify for Disability under this Plan. A Participant who fails to qualify for disability benefits under the LTD Plan may be deemed to be totally and permanently disabled under this Plan, if the Committee so determines, based upon the opinion of a qualified physician or medical clinic selected by the Committee.

          2.10 Early Retirement. "Early Retirement" means any Termination of
               ----------------
Employment prior to Normal Retirement and after the Participant attains age 55 and has completed ten Years of Service.

          2.11 Employee. "Employee" means any person who regularly performs
               --------
Services on a full-time basis for the Company and receives a salary plus employee benefits normally made available to persons of similar status.

          2.12 Employment or Service. "Employment" or "Service" means any
               ---------------------
continuous period during which an Employee is actively engaged in performing services for the Company, plus the term of any leave of absence approved by the Committee; provided, however, that Service with an entity prior to its becoming acquired through an Acquisition shall be determined by the Committee and credited for purposes of this Plan in its absolute discretion.

          2.13 Maximum Normal Retirement Benefit. "Maximum Normal Retirement
               ---------------------------------
Benefit" means the benefit described in Section 3.1 herein.

          2.14 Normal Retirement. "Normal Retirement" means any Termination of
               -----------------
Employment on or after the date on which the Participant attains age 62.

          2.15 Participant. "Participant" means any Employee selected to
               -----------
participate in this Plan by the Committee, in its sole and absolute discretion and who completes a Plan Agreement with the Company.

          2.16 Salary. "Salary" means the highest monthly base salary paid to
               ------
the Participant by the Company, multiplied by 12, regardless of whether such salary is the Participant's final salary upon Termination of Employment.

          2.17 Surviving Spouse. "Surviving Spouse" means the person legally
               ----------------
married to a Participant at the time of the Participant's death.

          2.18 Termination of Employment. "Termination of Employment" means the
               -------------------------
ceasing of the Participant's Employment for any reason, whether voluntary or involuntary, other than the death of the Participant.

          2.19 Vesting Percentage. "Vesting Percentage" means the retirement
               ------------------
benefit accrued through Years of Service as described in Section 3.1.

          2.20 Year. A "Year" is a period of twelve consecutive calendar months.
               ----

          2.21 Years of Service.   "Years if Service" means the number of
               ----------------
complete Years (up to a maximum of 20) of continuous Service as an Employee of the Company beginning with the Date of Employment. Years of Service shall be deemed to have begun as of the first day of the calendar month of Employment and to have ceased on the last day of the calendar month of Employment.

SECTION 3 - RETIREMENT BENEFITS

          3.1  Normal Retirement Benefit.
               -------------------------

               (a) Upon a Participant's Normal Retirement, the Company agrees to pay to the Participant a monthly retirement benefit for the Participant's lifetime in an amount equal to the product of (i) the Participant's Maximum Normal Retirement Benefit, (ii) the Participant's Compensation, and (iii) the Participant's Vesting Percentage; and then divided by 12, as shown below in the example:

                       MAXIMUM NORMAL RETIREMENT BENEFIT
                       ---------------------------------

       PARTICIPANT CATEGORY                 MAXIMUM NORMAL RETIREMENT BENEFIT
       --------------------
                                              AS A PERCENT OF COMPENSATION
                                              ----------------------------

       Chief Executive Officer                            100%
     Executive Committee Member                            70%
          Vice President                                   50%


* If a Plan Participant is eligible for more than one category, the larger Maximum Normal Retirement Benefit shall be used.


                              VESTING PERCENTAGE
                              ------------------
       YEARS OF SERVICE                              VESTING PERCENTAGE
       ----------------                              ------------------
         Less than 5                                        0%
              5                                            25%
              6                                            30%
              7                                            35%
              8                                            40%
              9                                            45%
             10                                            50%
             11                                            55%
             12                                            60%
             13                                            65%
             14                                            70%
             15                                            75%
             16                                            80%
             17                                            85%
             18                                            90%
             19                                            95%
             20                                           100%

For example, assume a member of the Executive Committee with a Compensation of $150,000 retires at Normal Retirement with 18 Years of Service. The Participant's Normal Retirement benefit payable monthly in the form of a single life annuity would be calculated as follows:

     (1)  70% (Maximum Retirement Benefit) X $150,000 (Compensation) = $105,000
     (2)  $105,000 X 90% (Vesting Percentage) = $94,500
     (3)  $94,500/12 = $7,875 (monthly benefit)

               (b) A Participant may elect to receive (under any provision of the Plan) in lieu of a single life annuity an actuarially equivalent benefit payable as a 50% joint and survivor benefit (limited to the Participant and a Surviving Spouse), a ten-year certain benefit, or an amount equal to the lump sum Present Value of such single life annuity. Actuarial equivalence shall be determined using the factors set forth in Section 3.5. Such election must be designated on the Participant's Plan Agreement.

               (c) Notwithstanding any election by the Participant to the contrary, if a Participant dies while an Employee of the Company after attaining age 62, the benefit payable to such Participant's Beneficiary shall be determined as if the Participant had retired on the day before death and such Participant had elected to receive a lump sum benefit.

          3.2  Early Retirement Benefit.
               ------------------------

               (a) Upon a Participant's Early Retirement, the Company shall pay the Participant an Early Retirement benefit commencing on the first day of the calendar month following the date of Early Retirement. The benefit shall be calculated in accordance with Sections 3.1(a) and 3.1(b), then reduced by 5% per year, linearly interpolated for each month that Early Retirement occurs prior to age 62.

               (b) Notwithstanding any election by the Participant to the contrary, if a Participant who is eligible for Early Retirement dies while an Employee of the Company and prior to attaining age 62, the benefit payable to such Participant's Beneficiary shall be determined as if the Participant had retired on the day before death and such Participant had elected to receive a lump sum benefit.

          3.3  Termination of Employment.    Upon any Termination of Employment
               -------------------------
of the Participant before Normal Retirement or Early Retirement for reasons other than death or Disability, the Company shall pay to the Participant, commencing at age 62, a retirement benefit calculated in accord with Section 3.1(a) and 3.1(b). Notwithstanding any election by the Participant to the contrary, if a Participant who is eligible to receive a benefit under this
Section 3.3 dies prior to attaining age 62, such Participant's Beneficiary shall be paid (in accordance with section 4.1) an immediate lump sum benefit equal to the Present Value as of the date of death of the benefit that otherwise would have been payable to the Participant.

          3.4  Disability.  Any Participant who is under Disability upon
               ----------
reaching  age 62 will be paid the Normal Retirement Benefit in accordance with
Section 3.1.

               Upon a Participant's Disability while an Employee of the Company, the Participant will continue to accrue Years of Service during Disability until the earliest of:

               (a)  Recovery from Disability,

               (b)  Attainment of age 62, or

               (c)  Death.

               A Participant receiving disability payments from the Company's Group Long-Term Disability Plan shall not be entitled to receive an Early Retirement Benefit.

          3.5  Present Value.  Except as provided in Section 3.6, the present
               -------------
value ("Present Value") of any stream of payments shall be determined under the following assumptions:

               (a) Mortality - The 1994 Group Annuity Mortality Table (50% males/50% females).

               (b) Discount Rate - The three-month rolling average of the yield on U.S. Treasury 10-year notes determined for the three months preceding the month of distribution.

          3.6  Change in Control.  In the event of a Change in Control, and
               -----------------
notwithstanding provisions to the contrary in Sections 3.1, 3.2, 3.3, and 4.1, all Participants (except for those Participants that have incurred a Termination of Employment prior to such Change in Control ("Terminated Participants")) shall be deemed (i) to have 20 Years of Service and a Vesting Percentage of 100%, and
(ii) to be eligible for and have elected Normal Retirement, notwithstanding that a Participant may not have attained age 62 as of the date of the Change in Control. The Company shall pay each Participant (including Terminated Participants, whether or not currently receiving payment under the Plan) an amount equal to the lump sum value of such Participant's benefit within 20 days subsequent to such Change in Control. For purposes of the immediately preceding sentence, each Terminated Participant currently receiving payments under the Plan shall be paid the lump sum value of the remaining payments payable under the Plan (and such payment shall be in lieu of any remaining payments under the Plan). For purposes of this Section 3.6, the "lump sum value" for each Participant shall equal the present value of such Participant's benefit determined as of the date of the Change in Control in accordance with the provisions of this Section 3.6, assuming (i) commencement at age 62 (or immediate commencement if such Participant has already attained age 62), without any reduction for payment prior to age 62 (except in the case of a Terminated Participant who is not currently receiving benefits and who (without giving effect to this Section 3.6) would otherwise be entitled to receive a benefit under Section 3.3, in which case such Terminated Participant's benefit shall be reduced 5% per year, linearly interpolated, for each month that the payment date procedes age 62, but in no event shall such total reduction exceed 35%); (ii) mortality (applied post-age 62 only) in accordance with the table in Section 3.5(a); and (iii) a discount rate equal to the lower of (x) 6.0% and (y) the rate determined under
Section 3.5(b).

Section 4- Payment

          4.1  Commencement of Payments. Subject to Sections 3.3 and 3.6 as
               ------------------------
applicable, payments under this Plan shall begin no later than the first day of the calendar month following the occurrence of an event which entitles a Participant (or a beneficiary) to payments under this Plan.

          4.2  Withholding Unemployment Taxes. To the extent required by the
               ------------------------------
law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld by the Federal or any state or local government.

SECTION 5- CONDITIONS RELATED TO BENEFITS

          5.1  Administration of Plan. The Committee is hereby authorized to
               ----------------------
administer the Plan and is given the authority in its sole discretion to interpret, construe and apply its provisions in accordance with its terms. The Committee shall administer the Plan and shall establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Committee shall be by vote or written consent of the majority of its members and shall be final and binding.

          5.2  No Right to Assets. Neither a Participant nor any other person
               ------------------
shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company, including any specific funds or assets which the Company may set aside in anticipation of a liability hereunder.

          5.3  No Employment Rights. Nothing herein shall constitute a contract
               --------------------
of continuing employment or in any manner obligate the Company to continue the Service of a Participant.

          5.4  Right to Terminate or Amend. Except during the 90-day period
               ---------------------------
after any Change in Control, the Company reserves the sole right to terminate the Plan at any time. In the event of termination of the Plan, a Participant shall be entitled to only the vested portion of benefits under Section 3 of the Plan as of the time of the termination of the Plan. All further vesting and benefit accrual shall cease on the date of Plan termination. Benefit payments shall be in the amounts specified and shall commence at the time specified in
Section 3 or Section 4 as appropriate. The Company further reserves the right in its sole discretion to amend the Plan in any respect except that Plan benefits cannot be reduced during the 90-day period after any Change in Control. No amendment of the Plan (whether there has or has not been a Change in Control) that reduces the value of the benefits theretofore accrued by and vested with respect to any Participant shall be effective without the consent of such Participant.

          5.5  Condition Precedent.  Nothwithstanding any provision in this Plan
               -------------------
to the contrary, no benefits will be payable hereunder to any Participant whose Employment with the Company is terminated because of gross negligence in the performance of duties or because of the conviction of a felony crime against the Company.

          5.6  Reimbursement of Expenses and Settlement of Disputes.  If any
               ----------------------------------------------------
contest or dispute shall arise under this Plan involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the Participant on a current basis, for all reasonable legal fees and expenses, if any, reasonably incurred by the Participant in connection with such contest or dispute (regardless of the result thereof), provided that, if it is determined by a court or by arbitration that the Participant had not entered into the contest or dispute in good faith, the Participant shall be obligated to return to the Company such reimbursed fees and expenses. All disputes hereunder shall be settled exclusively by arbitration in Louisville, Kentucky in accordance with the Labor Arbitration rules and procedures of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction. The Company shall bear all costs and expenses in connection with the retention of the arbitration panel for any proceeding.

SECTION 6 - MISCELLANEOUS

          6.1  Nonassignability.  Neither a Participant nor any other person
               ----------------
shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance any provision hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any person's bankruptcy or insolvency.

          6.2  Gender and Number.  Wherever appropriate herein, the masculine
               -----------------
may mean the feminine and the singular may mean the plural or vice versa.

          6.3  Notice.  Any notice given to the Committee under the Plan shall
               ------
be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Secretary of the Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

          6.4  Validity.  In the event any provision of this Plan is invalid,
               --------
void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

     6.5  Applicable Law. This Plan shall be governed and construed in
          --------------
accordance with the laws of the Commonwealth of Kentucky.

     6.6  Successors in Interest. This Plan shall inure to the benefit of, be
          ----------------------
binding upon, and be enforceable by, any corporate successor to the Company or successor to substantially all of the assets of the Company.

     IN WITNESS WHEREOF, Vencor, Inc. has executed this instrument effective January 1, 1998.

                                  VENCOR, INC.

                                  By: /s/ W. Bruce Lunsford
                                     ----------------------------------
                                     W. Bruce Lunsford

                                  Title: Chairman of the Board,
                                          President and Chief Executive Officer